Exhibit 3.261

ARTICLES OF CONVERSION

OF

NON-STOP PRODUCTIONS, LLC

The undersigned directors of Non-Stop Productions, Inc. (the “Company”) hereby file the following Articles of Conversion pursuant to Utah Code Annotated § 48-2c-1401 et. seq for the purposes of converting the Company from a Utah corporation to a Utah limited liability company.

ARTICLE I

DATE OF FORMATION

The Company was first formed as a Utah corporation on January 9, 1990.

ARTICLE II

NAME PRIOR TO FILING ARTICLES OF CONVERSION

The name of the Company immediately prior to its filing these Articles of Conversion was Non-Stop Productions, Inc.

ARTICLE III

NAME SET FORTH IN THE ARTICLES OF ORGANIZATION

The name of the Company as set forth in its Articles of Organization which are being filed together with these Articles of Conversion is Non-Stop Productions, LLC.

ARTICLE IV

EFFECTIVE DATE OF CONVERSION

The conversion shall be effective upon the filing of these articles of conversion and the accompanying articles of organization with the Utah Department of Commerce, Division of Corporations and Commercial Code.

ARTICLE V

APPROVAL

The conversion of the Company from a Utah corporation to a Utah limited liability company was duly approved by the board of directors and by a the unanimous vote of the shareholders of the Company.

Under penalties of perjury, the directors declare that the articles of conversion have been duly approved by the directors of the Company.

DATED: August 3, 2007

/s/ Randall C. Thornton
Randall C. Thornton, Director

/s/ Bryan L. Hofheins
Bryan L. Hofheins, Director

/s/ Michael L. Dowdle
Michael L. Dowdle, Director

ARTICLES OF ORGANIZATION

OF

NON-STOP PRODUCTIONS, LLC

The undersigned natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Utah Limited Liability Company Act, Sections 48-2c-101, et seq., Utah Code Annotated, adopt the following Articles of Organization for such limited liability company

ARTICLE VI

NAME

The name of the limited liability company hereby formed is “Non-Stop Productions, LLC.”

ARTICLE VII

PERIOD OF DURATION

The duration of the limited liability company shall be 99 years, commencing on the date that these Articles are filed with the Division of Corporations and Commercial Code of the Utah Department of Commerce.

ARTICLE VIII

PURPOSES

The purpose for which the limited liability company is organized is to conduct or promote any lawful business or purpose which a partnership, general corporation or professional corporation may conduct or promote.

ARTICLE IX

REGISTERED OFFICE AND REGISTERED AGENT

The name and address of the initial registered agent and registered office of the limited liability company is Cohne, Rappaport & Segal, P.C., c/o Kevin A. Turney, 257 East 200 South, Suite 700, Salt Lake City, Utah 84111.

The director of the Utah State Division of Corporations is hereby appointed the agent of the limited liability company for service of process if the above-named registered agent has resigned without a successor, and/or her authority has been revoked, or she cannot be found or served with the exercise of reasonable diligence.

ARTICLE X

DESIGNATED OFFICE

The street address of the initial designated office of the limited liability company is 75 Rockefeller Plaza, New York, New York 10019

ARTICLE XI

MANAGEMENT

The operations and affairs of the limited liability company are to be managed by the following operating manager:

Non-Stop Music Holdings, Inc.

75 Rockefeller Plaza

New York, New York 10019.

ARTICLE XII

ORGANIZER

The name and address of the organizer is:

Kevin A. Turney

257 East 200 South, Suite 700

Sale Lake City, Utah 84107

Under penalty of perjury, the undersigned organizer does hereby declare that these Articles of Organization have been examined by me and are, to the best of my knowledge and belief, true, correct and complete as of August 3, 2007.

/s/ Kevin A. Turney
Kevin A. Turney, Organizer

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

I hereby accept appointment as registered agent of Non-Stop Productions, LLC, a Utah limited liability company.

Cohne, Rappaport & Segal, P.C.

/s/ Kevin A. Turney
Kevin A. Turney, Organizer